PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (the “Agreement”), dated as of the 25th day of November, 2008 (the “Effective Date”), is by and between Nevada Gold BVR, L.L.C., a Nevada limited liability company (“Seller”), and B. V. Oro, LLC, a New York limited liability company (“Buyer”).

WHEREAS, Seller owns the Class B Membership Interest (the “Class B Membership Interest”) in the Buena Vista Development Company, LLC, a New York limited liability company (the “Company”); and

WHEREAS, Seller is the holder of a promissory note of the Company dated May 4, 2005, which note is in the principal amount of $14,810,200 (the “Note”), and as to which Note interest has accrued from date of the Note; and

WHEREAS, Seller desires to sell, assign, transfer and convey, and Buyer desires to purchase the Class B Membership Interest and the Note including interest accrued from date of the Note, in accordance with the terms and conditions set forth herein;

WHEREAS, contemporaneously with the execution of this Agreement and, as required under Section 7.2 of the Amended and Restated Operating Agreement of the Company (the “Operating Agreement”) dated April 21, 2005, by and between Seller and Casino Development & Management Company, LLC (the “Class A Member”), the Class A Member consents to and approves the sale of the Class B Membership Interest from Seller to Buyer pursuant to the terms of this Agreement and, as required under Section 7.1 of the Operating Agreement, the Company waives all the conditions necessary for the sale to be effectuated, the consent and waiver of which are acknowledged below by the signatures of the Class A Member and the Company’s duly authorized representatives;

WHEREAS, contemporaneously with the execution of this Agreement, Thomas C. Wilmot, Sr., Thomas C. Wilmot, Jr., Paul J. Wilmot, James P. Wilmot Trust uw fbo Loretta C. Wilmot and Thomas C. Wilmot Trust fbo James A. Wilmot (collectively, the “Guarantors”) have executed a Guaranty pursuant to which they absolutely, unconditionally, and irrevocably guarantee the prompt and complete payment and performance under this Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, as well as for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.             Purchase and Sale of the Class B Membership Interest and the Note.  Subject to the terms and conditions contained herein, Seller hereby agrees to sell, assign, transfer and convey to Buyer, and Buyer hereby agrees to purchase, the Class B Membership Interest and the Note including interest accrued from the date of the Note.

2.             Consideration.  As consideration for the Class B Membership Interest and the Note and for the execution and delivery of the Release attached hereto as Exhibit A, Buyer shall pay Seller consideration as follows:

(a)           an amount equal to Sixteen Million Dollars ($16,000,000), payable as described in Section 4 below; and

(b)           as additional consideration, Buyer agrees to pay to Seller amounts reflecting a five percent “carried interest” in the Class B Membership Interest to be conveyed to it hereunder. At such time or times as Buyer (or Buyer’s assignee or successor in interest) receives distributions of cash from the Company as a result of its ownership of the Class B Membership Interest, (excluding receipt of principal or interest on the Note) Buyer shall, within ten (10) days after its receipt of such cash distribution, pay over to Seller an amount equal to five percent (5%) of the amount so distributed to it.  Nothing herein shall be construed to confer upon Seller any continuing rights or interests as a member of the Company; and

(c)           as additional consideration, the Company will pay to Seller four million dollars ($4,000,000.00) from funds received by the Company from the Buena Vista Rancheria of Me-Wuk Indians (the “Tribe”) in repayment of principal and interest on advances made by the Company to the Tribe pursuant to the Development Agreement dated December 29, 2004 with the Tribe in accordance with the terms of this paragraph (c).   At such time or times as (i) the Company receives such repayment of principal and interest from the Tribe, and (ii) the Company pays to Manufacturers and Traders Trust Company the principal sum of $15,000,000, plus accrued, unpaid interest thereon, the Company shall, within ten (10) days after its receipt of such cash distribution, pay over to Seller a pro rata share (as hereinafter set forth) of the amount received by Buyer from the Tribe.

The pro rata share payable to Seller shall be calculated at the time of each receipt of cash as follows:

(i)	Outstanding balance due Seller equal to $4,000,000 including interest from date of Closing at Prime rate plus one percent, less pro rata payments hereunder made to Seller;

divided by

(ii)	Total outstanding balance of principal and interest due Company on advances to Tribe;

multiplied by

(iii)	Cash payment received by the Company from the Tribe in payment of principal and interest on the advances.

Buyer agrees that the additional consideration set forth in this Section 2(c) shall be paid by Buyer to Seller no later than two (2) years after the opening of the casino to be built pursuant to the Development Agreement dated December 29, 2004 if the pro rata share payments have not been sufficient to pay the full amount of the additional consideration.

Nothing herein shall be construed to confer upon Seller any continuing rights or interests as a member of the Company.

3.           Closing.  Each of Buyer and Seller shall use its best efforts in order for the purchase and sale provided in this Agreement (the “Closing”) to take place on or before November 26, 2008.

4.           Closing Obligations.  At the Closing:

(a)  Seller shall deliver to Buyer:

(i)  all instruments, documents and items required to effectively transfer and assign the Class B Membership Interest and the Note, including interest accrued from the date of the Note, to Buyer with a good and marketable title, free and clear of all liens, claims or encumbrances whatsoever;

(ii) a release in the form of Exhibit A, duly executed by Seller;

(iii) evidence, reasonably satisfactory to Buyer, that any lien, pledge or encumbrance held by Louise H. Rogers, the senior lender to Seller’s parent (the “Lender”), has been released; and

(iv) a certificate executed by Seller representing and warranting to Buyer that each of Seller’s representations and warranties in this Agreement was accurate in all material respects as of the date of this Agreement and is accurate in all material respects as if made on the Closing; and

(b)  Buyer will deliver to Seller:

(i) the sum of Sixteen Million Dollars by wire transfer to accounts specified by Seller;

(ii) a Guaranty in the form of Exhibit C, duly executed by the Guarantors (the “Guaranty”);

(iii)  a release in the form of Exhibit D, duly executed by the Company and the Class A Member; and

 (iv) a certificate executed by Buyer representing and warranting to Seller that each of Buyer’s representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as if made on the Closing.

5.           Representations and Warranties of Seller.  Seller represents and warrants to Buyer, as follows:

(a)           Authority; Power.  Upon release of the security interest in the Class B Membership Interest and the Note by the Lender, Seller will have all requisite capacity, power and authority to enter into this Agreement and to perform all of its obligations hereunder.  This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by laws governing bankruptcy, insolvency and creditors’ rights generally.

(b)           No Conflict.  Upon release of the security interest in the Class B Membership Interest and the Note by the Lender, neither the execution of this Agreement nor the consummation or performance of the transactions contemplated by this Agreement will, directly or indirectly (with or without notice or lapse of time): contravene, conflict with or result in a violation of any provision of the Articles or Organization or Operating Agreement of Seller; contravene, conflict with or result in a violation of, or give any governmental body or other person the right to challenge any of the transactions contemplated by this Agreement; contravene, conflict with or result in a violation or breach of any provision of, or give any person the right to exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify any contract; or result in the imposition or creation of any encumbrance upon or with respect to the Class B Membership Interest or the Note. Except for the required consents from the Lender and the Class A Member, Seller is not required to give any notice to or obtain any consent from any person in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

(c)           Title to the Class B Membership Interest.  Seller has good and marketable title to the Class B Membership Interest and the Note including interest accrued from the date of the Note transferred hereunder, free and clear of any liens, claims, encumbrances, pledges, security interests, restrictive agreements, transfer restrictions, voting trust arrangements or other imperfections or restrictions of any nature whatsoever except for the security interest in the Class B Membership Interest held by the Lender and the terms of the Operating Agreement.  The Class B Membership Interest represents all of the equity interests of the Company owned by Seller, and Seller has not been granted any options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company or Seller is bound, obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any units of the membership interests of the Company, or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.

(d)           Waiver of Rights.  Seller hereby waives any and all preemptive and/or appraisal rights Seller may possess with respect to the Class B Membership Interest.  Seller also waives any and all rights it may possess under the terms and conditions of the Operating Agreement by and between Seller and the Class A Member (other than Seller’s right to receive a Form K-1 and any other tax information Seller may reasonably require in connection with its ownership of the Class B Membership Interest) or any other agreement (other than this Agreement), written or oral, by and among the Company and/or the Class A Member or Seller.

(e)           Due Diligence.  Buyer and the Company have given Seller adequate opportunity to examine the books and records of the Company and the files related to its proposed activities and to make inquiries of the Company and Buyer related to the Company, its financial position and proposed activities.  Seller has conducted its own investigation of the facts, circumstances and issues associated with the business plan of the Company and has concluded that it is prudent for Seller to enter into this Agreement and to consummate the transactions contemplated hereby.

(f)           Release of Liens. The Lender has consented to the transactions contemplated by this Agreement and has agreed to release any liens, claims, encumbrances, pledges, or security interests she may hold in the Class B Membership Interest and the Note to be sold and transferred hereunder.

6.        Representations and Warranties of Buyer.  Buyer represents and warrants to Seller as follows:

(a)           Authority; Power.  Buyer and the Guarantors, have all requisite capacity, power and authority to enter into this Agreement and to perform all of their obligations hereunder.  This Agreement constitutes the legal, valid and binding obligation of Buyer and its Guarantors, enforceable against them in accordance with its terms, except as such enforceability may be limited by laws governing bankruptcy, insolvency and creditors’ rights generally.

(b)           No Conflict.  Neither the execution of this Agreement nor the consummation or performance of the transactions contemplated by this Agreement will, directly or indirectly (with or without notice or lapse of time): contravene, conflict with or result in a violation of any provision of the Articles of Organization or Operating Agreement of Buyer or any other person affiliated with Buyer or the Guarantors; contravene, conflict with or result in a violation of, or give any governmental body or other person the right to challenge any of the transactions contemplated by this Agreement; or contravene, conflict with or result in a violation or breach of any provision of, or give any person the right to exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify any contract. Neither Buyer nor the Guarantors, or any other person affiliated with Buyer or the Guarantors, are required to give any notice to or obtain any consent from any person in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

7.           Conditions Precedent to Buyer’s Obligation to Close.  Buyer’s obligation to purchase the Class B Membership Interest and the Note and to take the other actions required to be taken by Buyer at the Closing, and the Guarantors’ obligation to execute and deliver the Guaranty, are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer and the Guarantors, in whole or in part):

(a)           Accuracy of Representations.  All of Seller’s representations and warranties in this Agreement (considered collectively), and each of the representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing as if made on the Closing.

(b)           Seller’s Performance.  All of the covenants and obligations that Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects. Each document required to be delivered pursuant to Section 4 must have been delivered.

(c)           Consents.  Any consents of third parties required for consummation of the transactions contemplated by this Agreement must have been obtained and must be in full force and effect.

(d)           No Proceedings.  Since the date of this Agreement, there must not have been commenced or threatened against Buyer or the Company, or against any other person affiliated with Buyer or the Company, any proceeding (i) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement, or (ii) that may have the effect of preventing, delaying or making illegal the transactions contemplated by this Agreement.

(e)           Claim Regarding Ownership.  There must not have been made or threatened by any person any claim asserting that such person (i) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, the Class B Membership Interest or the Note, or (ii) is entitled to all or any portion of the purchase price payable for the Class B Membership Interest or the Note, other than any payment to be made by Seller to the Lender.

(f)           Release of Liens.  Any liens, pledges or encumbrances on the Class B Membership Interest or the Note, including any lien, pledge or encumbrance held by the Lender, shall have been released.

8.           Conditions Precedent to Seller’s Obligation to Close.  Seller’s obligation to sell the Class B Membership Interest and the Note and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller, in whole or in part):

(a)           Accuracy of Representations.  All of Buyer’s and its Guarantors’ representations and warranties in this Agreement (considered collectively), and each of the representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing as if made on the Closing.

(b)           Buyer’s Performance.  All of the covenants and obligations that Buyer and its Guarantors are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects. Each document required to be delivered pursuant to Section 4 must have been delivered.

(c)           Consents.  Any consents of third parties required for consummation of the transactions contemplated by this Agreement must have been obtained and must be in full force and effect.

9.           Termination.  This Agreement may, by notice given prior to or at the Closing, be terminated:

(a)  by either Buyer or Seller if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived;

(b)  (i) by Buyer if any of the conditions in Section 7 has not been satisfied as of the Closing or if satisfaction of such condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing; or (ii) by Seller, if any of the conditions in Section 8 has not been satisfied as of the Closing or if satisfaction of such condition is or becomes impossible (other than through the failure of Seller to comply with its obligations under this Agreement) and Seller has not waived such condition before the Closing;

 (c)  by mutual consent of Buyer and Seller; or

 (d)  by either Buyer or Seller if the Closing has not occurred on or before November 26, 2008.

10.           Effect of Termination.  Each party’s right of termination under Section 9 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9, all further obligations of the parties under this Agreement will terminate, except the obligations in Sections 12 and 13 will survive; provided, however, that if this Agreement is terminated by a party because of the breach of this Agreement by the  other party or because one or more of the conditions to the terminating party’s obligations under this Agreement is not satisfied as a result of the other party’s failure to comply with its obligations under this Agreement, the terminating party’s right to pursue all legal remedies will survive such termination unimpaired.

11.          Indemnification.

(a)          Indemnification By Seller.  Seller hereby agree to indemnify and hold harmless the Buyer, the Company, the Class A Member, the Guarantors, and their respective officers, managers, legal representatives, successors and assigns, from and against any and all claims, damages and liabilities, including but not limited to reasonable attorney’s fees and expenses and costs of enforcement of this Agreement incurred by them which are caused by the breach of any representation, warranty or covenant made by Seller under this Agreement.

(b)           Indemnification By Buyer and Guarantors.  Buyer and the Guarantors hereby agree to indemnify and hold harmless Seller, and Seller’s officers, managers, legal representatives, successors and assigns, from and against any and all losses, claims, damages and liabilities, including but not limited to reasonable attorney’s fees and expenses and costs of enforcement of this Agreement incurred by Seller which are caused by (i) the breach of any representation, warranty or covenant made by Buyer or the Guarantors under this Agreement, or (ii) any acts or omissions relating to the operation of the Company’s business from and after the Closing.

12.           Confidentiality.  Each of the parties hereto hereby agrees not to disclose, and to keep confidential, the terms and conditions contained herein and any and all information relating to the operation of the Company’s business prior to the Closing, except to the extent such information is required to be disclosed (a) pursuant to the public disclosure obligations of Seller or its parent company, (b) in litigation concerning a breach of this Agreement, (c) to a governmental agency in connection with the disclosing party’s tax returns or otherwise, (d) pursuant to a subpoena, court order or other legal process, or (e) to a party’s legal or financial advisors, so long as such advisors are obligated to maintain the confidentiality of such information.

13.           Expenses.  Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated hereby, including fees and expenses of agents, representatives, counsel and accountants. In the event of any termination of this Agreement, the obligation or each party to pay its own expenses will be subject to the rights of such party arising from a breach of this Agreement by the other party.

14.           Notices.  All notices or other communications required or permitted to be given under this Agreement shall be sufficient if in writing and delivered by hand or sent by registered or certified mail, return receipt requested, to the parties at their respective addresses set forth below:

  If to Buyer:

B.V. Oro, LLC
1265 Scottsville Road
Rochester, New York 14624
Attn: Thomas C. Wilmot, Jr.

  If to Seller:

Nevada Gold BVR, L.L.C.
c/o Nevada Gold & Casinos, Inc.
50 Briar Hollow Lane
Suite 500W
Houston, Texas 77027
Attn: General Counsel

Any such notice, if hand delivered, shall be effective upon the date of delivery and, if given by certified or registered mail, shall be effective upon receipt or refusal of delivery thereof.

15.           Amendments.  Neither this Agreement, nor any term or provision hereof, may be changed, waived, discharged or terminated orally, or in any manner other than by an instrument in writing signed by all of the parties hereto.

16.           Entire Agreement.  This Agreement contains the entire understanding among the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings between the parties relating thereto, and no amendment, change or modification shall be effective unless in writing and signed by each of the parties hereto.

17.           Binding Effect; Limited Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, beneficiaries, legal representatives, agents, successors and assigns, except as otherwise provided herein.  No party may assign its rights or obligations under this Agreement without the prior written consent of all other parties hereto, except by operation of law and except that this Agreement may be assigned by Seller to any affiliate of Seller or to the Lender without requirement of further consent.  Any attempted assignment in violation of this Agreement shall be null and void and of no effect whatsoever.

18.           Waiver.  Any waiver by a party of any breach of any term or condition of this Agreement shall not be deemed a waiver of any other breach, nor shall any failure to enforce any provision of this Agreement operate as a waiver of such provision or of any other provision, nor constitute nor be deemed a waiver or release of any other party for anything arising out of, connected with or based upon this Agreement.

19.           Survival.  The covenants, representations, warranties and other written statements contained in this Agreement shall survive the execution and delivery hereof and the consummation of the transactions contemplated herein.

20.           Governing Law.  This Agreement shall be governed by, interpreted, construed and enforced in accordance with the laws of the State of New York.

21.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement to be effective as of the date first above written.

NEVADA GOLD BVR, L.L.C.		B. V. Oro, LLC
By: Nevada Gold & Casinos, Inc.		By:	/s/ Paul J. Wilmot
Its: Sole Member		Name: Paul J. Wilmot
Title: Manager
By:	/s/ Robert B. Sturges
Name: Robert B. Sturges
Title: CEO

GUARANTORS:

/s/ Thomas C. Wilmot		/c/ Thomas C. Wilmot, Jr.
Name: Thomas C. Wilmot, Sr.		Name: Thomas C. Wilmot, Jr.

/s/ Paul J. Wilmot		/s/ Thomas C. Wilmot
Name: Paul J. Wilmot		Name: Thomas C. Wilmot, Sr., Trustee
James p. Wilmot Trust uw fbo
Loretta C. Wilmot

/s/ Thomas C. Wilmot
Name: Thomas C. Wilmot, Sr., Trustee
Thomas C. Wilmot Trust fbo
James A. Wilmot

Acknowledged and consented to:

The undersigned, being the Class A Member of the Company, hereby waives any and all preemptive and/or appraisal rights it may possess with respect to the Class B Membership Interest being sold hereunder, and consents to the consummation of the transactions contemplated by the foregoing Agreement:

CASINO DEVELOPMENT AND MANAGEMENT COMPANY, LLC
By: CDM Management, LLC, its Managing Member

By:	/s/ Thomas C. Wilmot, Sr.
Name: Thomas C. Wilmot, Sr.
Title: Managing Member

Acknowledged and consented to:

The undersigned, being the Company named in the within Agreement, hereby agrees to be bound by the terms thereof and consents to the consummation of the transactions contemplated by the foregoing Agreement and, as required by Section 7.1 of the Operating Agreement of the Company,  hereby waives any and all conditions necessary for the sale thereby contemplated to be consummated.

BUENA VISTA DEVELOPMENT COMPANY, LLC
By:	/s/ Thomas C. Wilmot, Sr.
Name: Thomas C. Wilmot, Sr.
Title: Managing Member

EXHIBIT A

RELEASE

THIS RELEASE is being executed and delivered in accordance with Section 4(a)(ii) of the Purchase Agreement dated November __, 2008 (the “Agreement”) between B. V. Oro, LLC, a New York limited liability company (“Buyer”) and Nevada Gold BVR, L.L.C., a Nevada limited liability company (“Seller”).  Capitalized terms used in this Release without definition have the meanings given to them in the Agreement.

Seller acknowledges that execution and delivery of this Release is a condition to Buyer’s obligation to purchase the Class B Membership Interest and the Note of Buena Vista Development Company, LLC (the “Company”) pursuant to the Agreement and that Buyer is relying on this Release in consummating such purchase. Seller, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound, in order to induce Buyer to purchase the Class B Membership Interest and the Note pursuant to the Agreement, hereby agrees as follows:

Seller, on behalf of itself and each of its legal representatives, members, employees, agents, successors and assigns (collectively, “Releasors”) hereby releases and forever discharges Buyer, the Company, the Guarantors and each of their respective legal representatives, members, employees, agents, successors and assigns (“Releasees”), from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and damages whatsoever, arising in any jurisdiction, at law or in equity against Releasees which Releasors or any Releasor ever had, now have or hereafter can, shall or may have arising out of any matter, cause or event occurring contemporaneously with or prior to the Closing, including but not limited to, any rights of indemnification or reimbursement from the Company, or matters arising by reason of or in connection with Releasor’s ownership, operation or any affiliation or relationship with the Company or any interest therein or employment thereby, including without limitation any claim for accrued salary, distributions, dividends, profits or other benefits, or any agreement, instrument, matter, cause or thing related thereto, from the beginning of the world until the date hereof.

Notwithstanding any provision to the contrary set forth herein, Releasors do not release Buyer or Guarantors from any of their obligations under the Agreement or the Guaranty.

Seller hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based on any matter purported to be released hereby.

This Release may not be changed orally.  This Release shall be governed by and construed in accordance with the laws of the State of New York.  This Release shall be binding upon Releasors and Releasee and shall inure to the benefit of Releasors and Releasee.

IN WITNESS WHEREOF, each Releasor has executed this Release as of the __ day of _________, 2008.

NEVADA GOLD BVR, L.L.C.
By: Nevada Gold & Casinos, Inc., its sole member

By:
Name:
Title:
STATE OF ___________   )
COUNTY OF _________   )  ss:

The foregoing instrument was acknowledged before me this __ day of ________, 2008, by ________ as _______ of Nevada Gold & Casinos, Inc., on behalf of said company.

Notary Public

EXHIBIT B

(Intentionally deleted)

2

EXHIBIT C

GUARANTY

THIS GUARANTY (this “Guaranty”) is made this ___ day of November, 2008, by THOMAS C. WILMOT, SR., THOMAS C. WILMOT, JR., PAUL J. WILMOT, JAMES P. WILMOT TRUST uw fbo LORETTA  C. WILMOT and THOMAS C. WILMOT TRUST fbo JAMES A. WILMOT, individuals with an office address at 1265 Scottsville Road, Rochester, New York 14624 (individually, a “Guarantor” and, collectively, the “Guarantors”), in favor of NEVADA GOLD BVR, L.L.C., a Nevada limited liability company having an office at 50 Briar Hollow Lane, Suite 500W, Houston , Texas 77027 (“Nevada Gold”).

RECITALS

A.           Concurrently herewith, Nevada Gold is selling to B. V. Oro, LLC, a New York limited liability company (“Oro”), and Oro is purchasing from Nevada Gold, Nevada Gold’s entire Class B Membership Interest (the “Membership Interest”) in Buena Vista Development Company, LLC, a New York limited liability company (“Buena Vista”), and a promissory note dated May 4, 2005 in the principal amount of $14,810,200, including interest accrued from the date of the Note (the “Buena Vista Note”) issued by Buena Vista to Nevada Gold, all in accordance with a Purchase Agreement of even date herewith (the “Purchase Agreement”) between Nevada Gold and Oro.

B.           Of the $16 million purchase price for the Membership Interest and the Buena Vista Note, $16 million is being paid by Oro concurrently herewith in immediately available funds.

C.           To induce Nevada Gold to enter into the Purchase Agreement, the Guarantors have agreed to execute and deliver this Guaranty.

D.           As the Guarantors are all related by blood and are related to the principals of Oro, they will either derive direct and immediate financial benefit, or other indirect benefit arising out of that relationship, from the entry by Nevada Gold and Oro into the Purchase Agreement and the consummation of the transactions thereunder.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantors agree as follows:

1.           Guaranty of Obligations; Enforcement Costs.  The Guarantors hereby absolutely, unconditionally and irrevocably guarantee the prompt and complete payment and performance when due of each and every obligation of Oro to Nevada Gold arising under the Purchase Agreement (the “Obligations”).  The Guarantors shall also pay to Nevada Gold all costs and expenses, including reasonable attorneys’ fees, incurred by Nevada Gold in the enforcement, protection, defense or collection of the Obligations and this Guaranty.

2.           Waiver and Consent.  The Guarantors unconditionally and absolutely waive: (a) diligence, presentment, protest and all notices and demands of every kind whatsoever, including, without limitation, demand for payment, notice of nonpayment, notice of the acceptance of this Guaranty by Nevada Gold and of the creation and existence of any of the Obligations, and notice of any default by Oro in its obligations to Nevada Gold under the Purchase Agreement; (b) the invalidity or unenforceability of the Obligations; (c) any failure, neglect or omission on the part of Nevada Gold to realize or protect the Obligations; and (d) any and all acts or things by Nevada Gold to be done to establish the liability of the Guarantors hereunder.  The Guarantors consent to all terms and conditions regarding the Obligations and any indulgence, extension, forbearance, forgiveness or other modification of the amounts or terms granted or made with respect to the Obligations.

3.           Continuing Guaranty.  No act or thing, except payment and performance of the Obligations in full, shall in any way affect or impair this Guaranty, and this Guaranty shall be a continuing, absolute, and unconditional guaranty and shall be in force and be binding upon the Guarantors until the Obligations are fully paid and performed.

4.           Payment and Performance.  In the event any of the Obligations or any portion thereof are not paid or performed by Oro when due, the Guarantors shall pay to Nevada Gold all amounts owing by Oro and perform the other obligations of Oro under the Purchase Agreement in like manner as if the Obligations constituted the direct obligations of the Guarantors.  It is further agreed that Nevada Gold, prior to exercising its rights hereunder, shall not be required to pursue or exhaust any of its rights or remedies against Oro or other persons or its or their property, this being a guaranty of payment and not of collection.

5.           Subrogation.  No payment by the Guarantors pursuant to this Guaranty shall entitle the Guarantors, by subrogation or otherwise, to the rights of Nevada Gold, to any payment by, or to receive any property of, Oro until all of the Obligations and all costs, expenses, and attorneys’ fees paid or incurred by Nevada Gold in endeavoring to collect the Obligations and enforcing this Guaranty have been fully paid.

6.           Payments Set Aside.  If any payment made to Nevada Gold in reduction of the Obligations is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency, or reorganization of Oro or the Guarantors or any other obligor of the Obligations), the Obligations to which such payment was applied shall, for the purposes of this Guaranty, be deemed to have continued in existence regardless of such payment, and this Guaranty shall be enforceable as to the Obligations as fully as if such payment had never been made, notwithstanding the cancellation of any other agreement evidencing the Obligations.

7.           Severability.  Any invalidity or unenforceability of any provision or application of this Guaranty shall not affect the validity and enforceability of the remaining provisions of this Guaranty, which shall remain in full force and effect.

8.           Successors and Assigns; Assignment.  This Guaranty shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, successors, administrators and permitted assigns.  The Guarantors may not assign this Guaranty or any of their obligations hereunder.

9.           Joint and Several Liability.  Any agreement, promise, undertaking, representation or warranty made herein by the Guarantors shall be deemed to have been made and given jointly and severally by each Guarantor, and each Guarantor shall be jointly and severally liable for the obligations of the Guarantors hereunder.

10.           Governing Law.  This Guaranty shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without regard to its conflict of laws principles.

11.           Notices.  Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be sent by hand delivery, by reputable overnight courier providing a receipt against delivery, or by registered or certified mail and shall be deemed given when received (or when delivery of such notice is refused) at the address of the applicable party set forth in this Guaranty or such other address as a party may designate by notice given in accordance with this Section 11.

12.           Entire Agreement; Written Modification.  This Guaranty sets forth the entire understanding by the Guarantors in favor of Nevada Gold related to the subject matter hereof and supersedes and replaces all prior or contemporaneous communications and agreements of the parties, written or otherwise, concerning the subject matter of this Guaranty.  No course of dealing, course of performance, or trade usage shall be used to supplement or alter the terms of this Guaranty.  No alteration, modification, or amendment of this Guaranty shall be effective except if set forth in a writing signed by the Guarantors and Nevada Gold.

13.           Jurisdiction; Waiver Of Jury Trial; Personal Service.  AFTER CONSULTATION WITH COUNSEL, THE GUARANTORS HEREBY WAIVE THEIR RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION INVOLVING THE SUBJECT MATTER OF THIS GUARANTY AND HEREBY AGREE THAT, IN THE EVENT OF ANY LITIGATION INVOLVING THE SUBJECT MATTER OF THIS GUARANTY, THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.  THE GUARANTORS HEREBY CONSENT TO THE JURISDICTION OF THE NEW YORK STATE COURTS AND THE UNITED STATES DISTRICT COURT, EACH LOCATED IN THE BOROUGH OF MANHATTAN IN ANY LITIGATION ARISING HEREUNDER, AND IRREVOCABLY WAIVE ALL DEFENSES TO THE PERSONAL JURISDICTION OF SUCH COURTS, INCLUDING, WITHOUT LIMITATION, DEFENSES BASED UPON THE INCONVENIENCE OF SUCH FORUMS, AND HEREBY CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  THE GUARANTORS HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND FURTHER AGREE THAT SERVICE OF ANY SUCH PROCESS MAY BE EFFECTED, IN ADDITION TO ANY OTHER MEANS PERMITTED BY THE APPLICABLE RULES OF COURT, BY MAILING SUCH PROCESS CERTIFIED MAIL, RETURN RECEIPT REQUESTED OR BY REPUTABLE OVERNIGHT COURIER PROVIDING A RECEIPT AGAINST DELIVERY TO SUCH PARTY IN ACCORDANCE WITH THE NOTICE PROVISIONS OF THIS GUARANTY AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE ADDRESSEE’S ACTUAL RECEIPT THEREOF OR REFUSAL OF DELIVERY.  NOTHING IN THIS GUARANTY SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF NEVADA GOLD TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY NEVADA GOLD OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR TAKING OF ANY ACTION UNDER THIS GUARANTY TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the Guarantors has executed this Guaranty the day and year first above written.

2

THOMAS C. WILMOT, SR.

THOMAS C. WILMOT, JR.

PAUL J. WILMOT

THOMAS C. WILMOT, SR., Trustee
JAMES P. WILMOT TRUST uw fbo
LORETTA C. WILMOT

THOMAS C. WILMOT, SR, Trustee
THOMAS C. WILMOT TRUST fbo
JAMES A. WILMOT

3

EXHIBIT D

RELEASE

THIS RELEASE is being executed and delivered in accordance with Section 4(b)(iv) of the Purchase Agreement dated November __, 2008 (the “Agreement”) between B. V. Oro, LLC, a New York limited liability company (“Buyer”) and Nevada Gold BVR, L.L.C., a Nevada limited liability company (“Seller”).  Capitalized terms used in this Release without definition have the meanings given to them in the Agreement.

Company and Class A Member acknowledge that execution and delivery of this Release is a condition to Seller’s obligation to sell the Class B Membership Interest and the Note of Company pursuant to the Agreement and that Seller is relying on this Release in consummating such sale and delivering its release in favor of Company, Buyer and the Guarantors.  Company and Class A Member, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound, in order to induce Seller to sell the Class B Membership Interest and the Note pursuant to the Agreement, hereby agrees as follows:

Company and Class A Member, on behalf of themselves and their respective legal representatives, members, employees, agents, successors and assigns (collectively, “Releasors”) hereby releases and forever discharges Seller and its legal representatives, members, employees, agents, successors and assigns (“Releasees”), from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and damages whatsoever, arising in any jurisdiction, at law or in equity against Releasees which Releasors or any Releasor ever had, now have or hereafter can, shall or may have arising out of any matter, cause or event occurring contemporaneously with or prior to the Closing, including but not limited to, any rights of indemnification or reimbursement or to receive capital contributions from Seller, or matters arising by reason of or in connection with the business of the Company or its operating agreement or other organizational documents, or any agreement, instrument, matter, cause or thing related thereto, from the beginning of the world until the date hereof.

Notwithstanding any provision to the contrary set forth herein, Releasors do not release Seller from any of its obligation under the Agreement.

Each of Company and Class A Member hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based on any matter purported to be released hereby.

This Release may not be changed orally.  This Release shall be governed by and construed in accordance with the laws of the State of New York.  This Release shall be binding upon Releasors and Releasee and shall inure to the benefit of Releasors and Releasee.

IN WITNESS WHEREOF, each Releasor has executed this Release as of the __ day of _________, 2008.

BUENA VISTA DEVELOPMENT COMPANY, LLC
By:
Name:	Thomas C. Wilmot, Sr.
Title:	Managing Member

CASINO DEVELOPMENT AND MANAGEMENT COMPANY, LLC
By: CDM Management, LLC, its Managing Member

By:
Name:	Thomas C. Wilmot, Sr.
Title:	Managing Member

STATE OF New York       )
COUNTY OF Monroe       )  ss:

The foregoing instrument was acknowledged before me this __ day of November, 2008, by Thomas C. Wilmot, Sr. as Managing Member of Buena Vista Development Company, LLC, on behalf of said company.

Notary Public

STATE OF New York       )
COUNTY OF Monroe       )  ss:

The foregoing instrument was acknowledged before me this __ day of November, 2008, by Thomas C. Wilmot, Sr. as Managing Member of Casino Development And Management Company, LLC, on behalf of said company.

Notary Public